UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2013
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200 N/A (Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported in a Current Report on Form 8-K, on July 13, 2013, the A.T. Cross Company (the “Company”) entered into an Asset Purchase Agreement (the "APA") with ATC Holdings, LP (“Purchaser”), a newly formed affiliate of Clarion Capital Partners, LLC, pursuant to which the Company agreed to sell certain assets and subsidiaries constituting its Cross Accessory Division (the “CAD Business”) to Purchaser.  Under the terms of the APA, Purchaser agreed to purchase the CAD Business from the Company for a total purchase price of $60 million, subject to adjustments for working capital and other matters. As part of the transaction, Purchaser will assume substantially all of the liabilities associated with the CAD Business, other than those related to the U.S. defined benefit pension plan, certain pre-closing environmental matters and certain other liabilities, which will be retained by the Company.

On September 6, 2013 the Company completed the sale of the CAD Business to the Purchaser.  Taking into account certain seasonal working capital adjustments, the Company received proceeds from the Purchaser of approximately $57 million.

In connection with the completion of the sale of the Cross Accessory Division, the Company is hereby filing, as Exhibit 99.1, an unaudited pro forma consolidated balance sheet of the Company as of June 29, 2013, and unaudited pro forma consolidated income statements for the six months ended June 29, 2013, and for each of the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011.  Exhibit 99.1 is hereby incorporated by reference herein.

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In addition, words such as "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to risks and uncertainties, including but not limited to the ability to smoothly transition the CAD business to Clarion Capital Partner and the ability to then focus exclusively on the growth and expansion of the Cross Optical Group, and are not guarantees since there are inherent difficulties in predicting future results.  Actual results could differ materially from those expressed or implied in the forward-looking statements.  The information contained in this document is as of September 12, 2013.  The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.  Additional discussion of factors that could cause actual results to differ materially from management's expectations is contained in the Company's filings under the Securities Exchange Act of 1934.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(b) The following pro forma financial information reflecting the transaction above is filed as Exhibit 99.1 to this Current Report on Form 8-K.

•	The Company’s Unaudited Pro Forma Consolidated Balance Sheet as of June 29, 2013.
•	The Company’s Unaudited Pro Forma Consolidated Income Statement for the Six Months Ended June 29, 2013.
•	The Company’s Unaudited Pro Forma Consolidated Income Statement for the Years Ended December 29, 2012, December 31, 2011 and January 1, 2011.
•	Notes to Pro Forma Consolidated Financial Statements.

(d) Exhibits. The following exhibits are being filed, or furnished, as applicable, with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated financial statements of A.T. Cross Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
A. T. CROSS COMPANY (Registrant)
Date: September 12, 2013	KEVIN F. MAHONEY (Kevin F. Mahoney) Senior Vice President, Finance Chief Financial Officer